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                                                                    EXHIBIT 4.6



                  SECOND CONSENT AND AMENDMENT TO SERIES 1996-2 SUPPLEMENT, dated as of May 7, 1997 (this "AMENDMENT"), among NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership ("NFLP"), NATIONAL CAR RENTAL SYSTEMS, INC., a Delaware corporation ("NATIONAL"), THE BANK OF NEW YORK, a New York banking corporation ("BONY"), as trustee (the "TRUSTEE"), NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation (the "SERIES 1996-2 NOTEHOLDER"), CREDIT SUISSE FIRST BOSTON (formerly Credit Suisse), a Swiss banking corporation acting through its New York Branch, as collateral agent (the "NFC COLLATERAL AGENT"), CITIBANK, N.A., a national banking association, as liquidity agent (the "LIQUIDITY AGENT"), and DEUTSCHE BANK, AG, a German banking corporation acting through its New York branch ("DEUTSCHE BANK"), GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), BONY and CAISSE NATIONALE DE CREDIT AGRICOLE, a French banking corporation acting through its Chicago Branch (collectively with Deutsche Bank, GM and BONY being the "SERIES 1996-2 ENHANCEMENT PROVIDERS").

                             PRELIMINARY STATEMENTS

                  WHEREAS, NFLP and the Trustee have entered into that certain Series 1996-2 Supplement, dated as of December 20, 1996, as amended by the Consent and Amendment to Series 1996-2 Supplement and Second Master Motor Vehicle Lease and Servicing Agreement, dated as of February 19, 1997 (said Series 1996-2 Supplement, as so amended, being the "SERIES 1996-2 SUPPLEMENT"), to the Base Indenture, dated as of April 30, 1996 (said Base Indenture, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as supplemented by the Series 1996-2 Supplement, being the "BASE INDENTURE"), creating the Floating Rate Rental Car Asset Backed Variable Funding Note, Series 1996-2 (the "SERIES 1996-2 NOTE");

                  WHEREAS, National and NFLP have requested that the other parties hereto consent to the amendment of the definition of the term "Scheduled Liquidity Commitment Termination Date" to extend such date to May 6, 1998; and such other parties are, on the terms and conditions set forth below, willing to grant such request; and

                  WHEREAS, National, the Series 1996-2 Noteholder and GM have requested that the other parties hereto consent to the amendment of Section 2.1(c)(ii) of the A Support Reimbursement Agreement, dated as of June 7, 1995, as amended by the Amendment to A Support Reimbursement Agreement, dated as of April 30, 1996, and the 2nd Amendment to A Support Reimbursement Agreement, dated as of December 20, 1996, whereby National, the Series 1996-2 Noteholder and GM have agreed to waive the 30 day prior delivery requirement contained therein; and such other parties are, on the terms and conditions set forth below, willing to grant such request.

                  NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree, upon the terms and subject to the conditions set forth below, as follows:




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                  SECTION 1. DEFINED TERMS. Capitalized terms used but not
defined in this Amendment, including the preamble and the recitals (WHEREAS clauses) hereof, shall have the meanings assigned to such term in the Base Indenture.

                  SECTION 2. AMENDMENT TO SERIES 1996-2 SUPPLEMENT. NFLP and the Trustee agree that the Series 1996-2 Supplement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

                  (a) "'SCHEDULED LIQUIDITY COMMITMENT TERMINATION DATE' means, for any Liquidity Lender, May 6, 1998, as such date may be extended from time to time pursuant to Section 3.5 of the Liquidity Agreement."

                  SECTION 3. CONSENT OF NFLP, NATIONAL, TRUSTEE, SERIES 1996-2 NOTEHOLDER, NFC COLLATERAL AGENT, LIQUIDITY AGENT AND SERIES 1996-2 ENHANCEMENT PROVIDERS TO AMENDMENT OF SERIES 1996-2 SUPPLEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 4 hereof, each of NFLP, National, the Trustee, the Series 1996-2 Noteholder, the NFC Collateral Agent, the Liquidity Agent and the Series 1996-2 Enhancement Providers hereby consents to the amendment of the Series 1996-2 Supplement effected by Section 2 hereof.

                  SECTION 4. WAIVER OF 30 DAY PRIOR DELIVERY REQUIREMENT. National, the Series 1996-2 Noteholder and GM agree to waive the 30 day prior delivery requirement imposed by Section 2.1(c)(ii) of the A Support Reimbursement Agreement, dated as of June 7, 1995, as amended by the Amendment to A Support Reimbursement Agreement, dated as of April 30, 1996, and the 2nd Amendment to A Support Reimbursement Agreement, dated as of December 20, 1996.

                  SECTION 5. CONDITIONS AND EFFECTIVENESS. This Amendment shall become effective as of the date hereof when, and only when, the Trustee, the NFC Collateral Agent and the Liquidity Agent shall have received counterparts of this Amendment executed by NFLP, National, the Trustee, the NFC Collateral Agent, the Liquidity Agent, the Series 1996-2 Noteholder, and the Series 1996-2 Enhancement Providers, and counterparts of the Consent hereto executed by the Dealers and the Liquidity Lenders; and Sections 2 and 3 hereof shall become effective when, and only when, the Trustee, the NFC Collateral Agent and the Liquidity Agent shall have also received all of the following documents, each document (unless otherwise indicated) being dated, or dated as of, the date hereof and in form and substance satisfactory to the Trustee, the NFC Collateral Agent and the Liquidity Agent:

         (a) The written consent of the Rating Agencies to this Amendment or, as to any Rating Agency, the written confirmation by such Rating Agency that, upon giving effect to this Amendment, the Rating Agency Condition will be met with respect to such Rating Agency;

         (b) An executed copy of all those amendments to the other Related Documents that are to be entered into in connection with this Amendment, including, without limitation, the following amendments:


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                  (i) Amendment No. 4 to the A Letter of Credit, in
         substantially the form of Exhibit A hereto;

                 (ii) Amendment No. 3 to the B Letter of Credit, in substantially the form of Exhibit B hereto;

                (iii) Amendment No. 2 to the Reduction A Letter of Credit, in substantially the form of Exhibit C hereto; and

                 (iv) Second Amendment to Reduction A Support Reimbursement Agreement, in substantially the form of Exhibit D hereto;

         (c) A Certificate of the Secretary or an Assistant Secretary of each of the General Partner of NFLP, National and the Series 1996-2 Noteholder, certifying the names of the individual or individuals authorized to sign this Amendment, together with a sample of the true signature of each such individual;

         (d) An opinion of counsel for NFLP, which counsel is acceptable to the Trustee, stating that the amendment of the Lease and the Series 1996-2 Supplement made by this Amendment does not affect any Noteholder other than the Series 1996-2 Noteholder (which opinion may, to the extent the same is based on any factual matter, rely upon an Officer's Certificate as to the truth of such factual matter).

                  SECTION 6. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. National and NFLP each hereby represents and warrants that (i) the representations and warranties in Article 7 of the Base Indenture and Section 23 of the Series 1996-2 Lease, giving effect to this Amendment, are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) on and as of the date hereof with the same effect as if made on and as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such earlier date), and (ii) on the date hereof, no Amortization Event or Potential Amortization Event has occurred and is continuing.

                  SECTION 7. REFERENCE TO AND EFFECT ON THE RELATED DOCUMENTS.
(a) Upon the effectiveness of this Amendment, including Sections 2 and 3 hereof, each reference in the Series 1996-2 Supplement to "this Supplement" or "this Agreement", "hereunder", "hereof" or words of like import referring to the Series 1996-2 Supplement, and each reference in the other Related Documents to "the Series 1996-2 Supplement", "thereunder", "thereof" or words of like import referring to the Series 1996-2 Supplement, shall mean and be a reference to the Series 1996-2 Supplement as amended hereby.

         (b) Except as specifically amended above, the Base Indenture, the Series 1996-2 Supplement and all other Related Documents are and shall continue to be in full force and effect and


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are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Base Indenture and all of the Collateral described therein do and shall continue to secure the payment of all NFLP Obligations to which such Collateral is applicable (giving effect to this Amendment).

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto under any of the Related Documents, nor constitute a waiver of any provision of any of the Related Documents.

                  SECTION 8. COSTS AND EXPENSES. NFLP agrees to pay on demand all reasonable costs and expenses of the Trustee, the Liquidity Agent and the NFC Collateral Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered under, or as contemplated by, Section 5 hereof, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Trustee, the Liquidity Agent and the NFC Collateral Agent with respect thereto and with respect to advising the Trustee, the Liquidity Agent and the NFC Collateral Agent as to their respective rights and responsibilities hereunder and thereunder.

                  SECTION 8.5 EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall constitute delivery of a mutually executed counterpart of this Amendment.



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                  SECTION 9. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    NATIONAL CAR RENTAL FINANCING
                                    LIMITED PARTNERSHIP

                                    By: NATIONAL CAR RENTAL
                                    FINANCING CORPORATION,
                                    its General Partner

                                    By: /s/
                                       -----------------------------
                                       Name:
                                       Title:


                                    NATIONAL CAR RENTAL
                                    SYSTEM, INC.

                                    By: /s/
                                        -------------------------------------
                                        Name:
                                        Title:


                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By: /s/ Cheryl L. Laser
                                        -------------------------------------
                                        Name: Cheryl L. Laser
                                        Title: Assistant Vice President


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                    NATIONAL FLEET FUNDING
                    CORPORATION

                    By: /s/
                        ------------------------------------------------------
                        Name:
                        Title:

                    CREDIT SUISSE FIRST BOSTON (formerly
                    Credit Suisse), NEW YORK BRANCH, as
                    NFC Collateral Agent

                    By: /s/ Roger W. Saylor
                        ------------------------------------------------------
                        Name: Roger W. Saylor
                        Title: Associate

                    By: /s/ Matt Moser
                        ------------------------------------------------------
                        Name: Matt Moser
                        Title: Associate

                    CITIBANK, N.A., as Liquidity Agent

                    By: /s/ Annette Marsula
                        ------------------------------------------------------
                        Name: Annette Marsula
                        Title: Senior Trust Officer

                    DEUTSCHE BANK AG, as A Credit
                    Enchancer and B Credit Enhancer

                    By: /s/ Hans-Josef Thiele          /s/Belinda Wheeler
                        ------------------------------------------------------
                        Name: Hans Josef-Thiele         Belinda J. Wheeler
                        Title: Director                 Vice President


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                             GENERAL MOTORS CORPORATION,
                             as an A Support Credit Enhancer

                             By: /s/ David A. Robson
                                 -----------------------------------------
                                 Name: David A. Robson
                                 Title: Attorney-in-fact

                             CAISSE NATIONALE DE CREDIT
                             AGRICOLE, as B Support Credit
                             Enhancer

                             By: /s/ Katherine L. Abbot
                                 -----------------------------------------
                                 Name: Katherine L. Abbott
                                 Title: First Vice President


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                             THE BANK OF NEW YORK,
                             as an A Support Credit Enhancer

                             By: /s/ Mark T. Familo
                                 -----------------------------------------
                                 Name: Mark T. Familo
                                 Title: Assistant Vice President


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